                                                                      Exhibit 99

                              CAUTIONARY STATEMENT

The Company cautions readers not to place undue reliance upon the information contained herein. The Monthly Operating Report ("Operating Report") contains unaudited information, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the Operating Report is complete. The Operating Report contains information for periods which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information may not be indicative of the Company's financial condition or operating results for the periods reflected in the Company's financial statements or in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings. Moreover, the Operating Report and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company's operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies, including those described in this report, many of which are beyond the Company's control. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods or the periods covered in the Company's reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the Operating Report and the Company undertakes no obligation to update or revise the Operating Report.

As previously reported, on March 7, 2003, the SEC commenced a civil proceeding against the Company in federal court in Chicago alleging, among other things, that the Company's public disclosures violated Sections 10(b) and 13(a) of the Securities Exchange Act of 1934. Simultaneous with the filing of the SEC's complaint, the Company announced that it had entered into a consent and stipulation with the SEC resolving, in part, the claims asserted in the SEC action. Solely for purposes of resolving the SEC action, the Company consented to the entry of a partial final judgment, which was entered against the Company on March 18, 2003, and amended on March 27, 2003. Under the terms of the SEC Judgment, the Company agreed, among other things, to the entry of a permanent injunction enjoining any conduct in violation of Sections 10(b) and 13(a) of the Securities Exchange Act and various rules and regulations thereunder. The Company also consented to the appointment of an independent examiner by the court to review its financial records since January 1, 2000, and to provide a report to the court and other parties within 120 days regarding accounting irregularities. As part of the settlement, the Company neither admitted nor denied the allegations of the SEC's complaint. The SEC reserved its right to petition the court to require the Company to pay disgorgement, prejudgment interest and civil penalties, or to impose other equitable relief. The Company is cooperating fully with the ongoing SEC investigation.

In addition, the Company's outside auditors, KPMG LLP, advised the Company that they would not be able to complete the audit of the Company's 2002 financial statements and review of the Company's March 2003 quarterly financial statements until the Company was able to provide the required officer certifications and KPMG LLP had an opportunity to review and consider the report of the independent examiner appointed under the terms of the SEC Judgment.

The Company is filing its monthly operating report for the four weeks ended May 24, 2003, however, the 2002 historical financial statements, which were utilized to develop this report, have not been audited and, accordingly, the Company cannot give any assurance that the financial information contained herein will not be subject to future adjustment. Specifically, the Company is unable at this time to predict what the independent examiner's report will conclude or whether these conclusions will require any adjustments to the Company's financial statements or disclosures. In addition, the Company's pending bankruptcy case or the formation or consummation of a plan of reorganization may result in the need to adjust the financial statements or disclosures included in this report. Future events may also result in adjustments to the financial statements or disclosures.

                         UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK
-----------------------------


In re:                                           Chapter 11 Case No.

SPIEGEL, INC., et al.                            03-11540 (CB)



                                                 (Jointly Administered)




                         MONTHLY OPERATING STATEMENT FOR
                 THE PERIOD FROM APRIL 27, 2003 TO MAY 24, 2003


   DEBTORS' ADDRESS:             SPIEGEL, INC.
                                 3500 LACEY ROAD
                                 DOWNERS GROVE, IL 60515

                                 DISBURSEMENTS MADE BY SPIEGEL, INC. AND ITS
                                 DEBTOR SUBSIDIARIES (IN THOUSANDS):   $137,069

   DEBTORS' ATTORNEYS:           SHEARMAN & STERLING
                                 599 LEXINGTON AVE
                                 NEW YORK, NY  10022

                                 CONSOLIDATED OPERATING LOSS
                                 (IN THOUSANDS):                       $ 16,562

   REPORT PREPARER:              SPIEGEL, INC.

   THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

                   The undersigned, having reviewed the attached report declares under the penalty of perjury, that the information contained therein is true and correct as of the date of this report to the best of my knowledge, information and belief.



                                            /s/ Jim Pekarek
                                            -----------------------------------
                                            Jim Pekarek
                                            Vice President-Corporate Controller

   Indicate if this is an amended statement by checking here

                                                   AMENDED STATEMENT__________

                         SPIEGEL, INC. AND SUBSIDIARIES

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES



                                                                                                                PAGE
                                                                                                             ----------
Financial Statements as of and for the Four Weeks Ended May 24, 2003:



     Consolidated Balance Sheet......................................................................             1

     Consolidated Statement of Operations............................................................             2

     Consolidated Statement of Cash Flows............................................................             3

     Notes to Consolidated Financial Statements......................................................             4

Schedules:

     Schedule 1:  Consolidating Balance Sheet as of May 24, 2003.....................................             7

     Schedule 2:  Total Disbursements by Filed Legal Entity for the Four Weeks Ended May 24, 2003....             8

     Schedule 3:  Additional Information.............................................................             9

                         Spiegel, Inc. and Subsidiaries
                              Debtors-in-Possession
                           Consolidated Balance Sheet
                                  May 24, 2003
                                   (unaudited)
               ($000s omitted, except share and per share amounts)

ASSETS
Current assets:
      Cash and cash equivalents                                                 $    72,548
      Receivables, net                                                               76,904
      Inventories                                                                   382,912
      Prepaid expenses                                                               64,339
      Refundable income taxes                                                         1,185
                                                                                -----------
           Total current assets                                                     597,888
                                                                                -----------

Property and equipment, net                                                         283,667
Intangible assets, net                                                              135,721
Other assets                                                                         71,959
                                                                                -----------

           Total assets                                                         $ 1,089,235
                                                                                ===========

LIABILITIES and STOCKHOLDERS' DEFICIT

Liabilities not subject to compromise
      Current liabilities:
           Accounts payable and accrued liabilities                             $   269,284
           Current portion of long-term debt                                         48,000
           Net liabilities of discontinued operations                                 8,735
                                                                                -----------
           Total current liabilities                                                326,019
                                                                                -----------


Liabilities subject to compromise                                                 1,428,782

           Total liabilities                                                      1,754,801
                                                                                -----------

Stockholders' deficit:
      Class A non-voting common stock, $1.00 par value; authorized
           16,000,000 shares; 14,945,144 shares issued
           and outstanding                                                           14,945
        Class B voting common stock, $1.00 par value;
           authorized 121,500,000 shares;
           117,009,869 shares issued and outstanding                                117,010
      Additional paid-in capital                                                    329,489
      Accumulated other comprehensive loss                                          (26,630)
      Accumulated deficit                                                        (1,100,380)
                                                                                -----------
           Total stockholders' deficit                                             (665,566)
                                                                                -----------

           Total liabilities and stockholders' deficit                          $ 1,089,235
                                                                                ===========

See accompanying notes to consolidated financial statements.

                      Spiegel, Inc. and Debtor Subsidiaries
                              Debtors-in-Possession
                      Consolidated Statement of Operations
                                   (unaudited)
                                 ($000s omitted)

                                                              Four Weeks Ended
                                                                May 24, 2003
                                                             ------------------

Net sales and other revenues:
 Net sales                                                   $          150,852
 Finance revenue                                                            220
 Other revenue                                                           13,109
                                                             ------------------
                                                                        164,181

Cost of sales and operating expenses:
 Cost of sales, including buying and
  occupancy expenses                                                    102,879
 Selling, general and administrative
  expenses                                                               70,573
                                                             ------------------
                                                                        173,452

Estimated income of non-debtors                                           4,399

Operating loss                                                           (4,872)

Interest expense                                                            296

                                                             ------------------
Loss from operations before reorganization items                         (5,168)
                                                             ------------------

Reorganization items, net                                                11,394

                                                             ------------------
Loss from operations before income taxes                                (16,562)
                                                             ------------------

Income tax benefit                                                            -

                                                             ------------------
Net loss from operations                                     $          (16,562)
                                                             ==================

See accompanying notes to consolidated financial statements.

                      Spiegel, Inc. and Debtor Subsidiaries
                              Debtors-in-Possession
                      Consolidated Statement of Cash Flows
                                   (unaudited)
                                 ($000s omitted)

                                                                                    Four Weeks Ended
                                                                                      May 24, 2003
                                                                                   ------------------
Cash flows from operating activities:
Net loss                                                                           $          (16,562)
Adjustments to reconcile net loss to net cash provided by operating activities:
    Reorganization items, net                                                                  11,394
    Depreciation and amortization                                                               4,368
    Change in assets and liabilities:
       Increase in receivables, net                                                           (14,334)
       Increase in investments/advances to non-debtors                                         (2,733)
       Decrease in inventories                                                                 34,227
       Decrease in prepaid expenses                                                            22,714
       Decrease in accounts payable and other accrued liabilities                             (13,940)
       Increase in refundable income taxes                                                       (119)
                                                                                   ------------------
Net cash provided by operating activities                                                      25,015
                                                                                   ------------------


                                                                                   ------------------
Net cash used for reorganization items                                                        (11,095)
                                                                                   ------------------

Cash flows from investing activities:
Net additions to property and equipment                                                          (286)
Net increase to other assets                                                                     (104)
                                                                                   ------------------

Net cash used in investing activities                                                            (390)
                                                                                   ------------------

Cash flows from financing activities:
Issuance of debt                                                                                    -
Payment of debt                                                                                     -
Contribution from minority interest of
    consolidated subsidiary                                                                         -
                                                                                   ------------------

Net cash provided by financing activities                                                           -
                                                                                   ------------------

Net cash used in discontinued operations                                                       (1,137)
                                                                                   ------------------

Effect of exchange rate changes on cash                                                           876
                                                                                   ------------------

Net change in cash and cash equivalents                                                        13,269
Cash and cash equivalents at beginning of period                                               58,328
                                                                                   ------------------
Cash and cash equivalents at end of period                                         $           71,597
                                                                                   ==================

See accompanying notes to consolidated financial statements.

                         Spiegel, Inc. and Subsidiaries
                              Debtors-in-Possession
                   Notes to Consolidated Financial Statements
                                   (unaudited)
                    ($000s omitted, except per share amounts)



(1) Proceedings under Chapter 11 of the Bankruptcy Code
In February 2002, the Company determined, with the lending institutions under its $750 million revolving credit agreement, that a material adverse change had occurred due to the Company's operating performance in the fourth quarter of 2001 and the estimated loss recorded on the sale of the bankcard segment. Accordingly, on February 18, 2002, the borrowing capacity on the credit facility was capped at $700,000, which represented the borrowings outstanding on that date. Additionally, for the reporting period ended December 28, 2002, the Company was in default of the financial covenants and other covenants, on its other non-affiliate loan agreements.

In March 2003, First Consumers National Bank ("FCNB") notified the trustees of its asset backed securitization transactions that a Pay Out Event had occurred on all six series of the Company's asset backed securitizations. A principal source of liquidity for the Company had been its ability to securitize substantially all of the credit card receivables that it generated. The Company was unable to secure alternative sources of financing from its existing lenders or other third parties to provide adequate liquidity to fund the Company's operations. In addition, as a result of the Chapter 11 filing, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the bankruptcy court or otherwise as permitted in the ordinary course of business, the Debtors, or some of them, may sell or otherwise dispose of assets and liquidate or settle liabilities for some amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications in the historical consolidated financial statements.

As a result, on March 17, 2003, Spiegel, Inc. and 19 of its subsidiaries (the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The reorganization is being jointly administered under the caption "In re: Spiegel, Inc., et al. Case No. 03-11540 (CB)." Spiegel and these subsidiaries are currently operating their business and managing their properties and assets as debtors-in-possession under the Bankruptcy Code. During the bankruptcy process, the Company will continue to operate its business as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the bankruptcy court.

On March 17, 2003, the bankruptcy court gave interim approval for $150 million of a $400 million senior secured debtor-in-possession financing facility (the "DIP Facility") from Bank of America, N.A., Fleet Retail Finance, Inc. and The CIT Group/Business Credit, Inc. On April 30, 2003, the bankruptcy court granted final approval for the total amount. The DIP Facility will be used to supplement the Company's existing cash flow during the reorganization process. Of the DIP Facility, $50 million constitutes a Consumer Credit Card Accounts Facility (the "CCCAF"), which permits the Company to finance consumer receivables generated under credit cards issued directly by the Company's merchant companies. Under the terms of the DIP Facility, the CCCAF will terminate on the earlier of its termination by the Company or 120 days after the final order approving the DIP Facility (August 28, 2003), at which time the amount available under the DIP Facility will reduce to $350 million. On May 12, 2003, the CCCAF was terminated by the Company.

Funds available under the DIP Facility and total outstanding cash borrowings, as of May 24, 2003, were $222.0 million and $0, respectively. The company has $2.2 million in letters of credit outstanding as of May 24, 2003.

The matters discussed above raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The Company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to a going concern, which contemplate, among other things, realization of assets and payment of liabilities in the normal course of business and in accordance with Statement of Position 90-7 ("SOP 90-7"), "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." Accordingly, all pre-petition liabilities subject to compromise have been segregated in the unaudited Consolidated Balance Sheet and classified as Liabilities subject to compromise, at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized gains and losses, and provisions for losses resulting from the reorganization are reported separately as Reorganization items, net in the unaudited Consolidated Statement of Operations. Cash used for reorganization items is disclosed separately in the unaudited Consolidated Statement of Cash Flows. The eventual outcome of the Chapter 11 case is not presently determinable. As a result, the consolidated financial statements do not give effect to any adjustments relating to the recoverability and classification of assets, the amount and classification of liabilities or the effects on existing stockholders' deficit that may occur as a result of the bankruptcy case. The consolidated financial statements also do not give effect to any adjustments relating to the substantial doubt about the ability of the Company to continue as a going concern.

The Company's ability to continue as a going concern will depend upon, among other things, the confirmation of a plan of reorganization, its compliance with the provisions of the DIP Facility and its ability to generate cash from operations and obtain financing sufficient to satisfy its future obligations. These challenges are in addition to the operational and competitive challenges the Company's business faces. The Company cannot predict at this time the effect that the Chapter 11 case will have on its operations, particularly its net sales and its access to, and the cost of, goods sold.

(2) Basis of Presentation
The Company has filed its financial statements as of May 24, 2003 and for the four weeks ended May 24, 2003. The Statement of Operations and Statement of Cash Flows represent the results of the debtor entities. All financial information contained in this report is unaudited and the Company can give no assurance that the financial information contained herein will not be subject to future adjustment. Specifically, the Company is unable at this time to predict what the independent examiner's report will conclude or whether these conclusions will require any adjustments to the Company's financial statements. In addition, the reorganization process or the formation or consummation of a plan of reorganization may result in the need to adjust the financial statements included in this report.

The consolidated balance sheet includes the accounts of Spiegel, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation. The Company plans to discontinue the bankcard business. The Company has also discontinued charging privileges on all of its private-label credit cards issued by FCNB. On April 28, 2003, the Company announced that it had entered into an agreement with Alliance Data Systems, the terms of which were subsequently approved by the bankruptcy court, to establish a new private-label credit card program for its merchant companies. Implementation of the new credit card program by Alliance Data is to include establishing credit criteria for acquisition, issuing and activating new cards, extending credit to new cardholders, authorizing purchases made with the new cards, customer care and billing and remittance services. The new Alliance Data credit card program will be separate from and have no relation to the Company's existing or prior credit card programs.

The Company will be charged a customary discount fee on all credit transactions. In addition, under the terms of the agreement, payments to the Company for customer purchases made with their Alliance Data-issued cards will be subject to a 20% "holdback" fee. Initially, the holdback will be equal to 20% of the principal portion of the receivable balance financed by Alliance Data at each month end. Alliance Data may draw against the holdback for reimbursement of a portion of its write-offs in connection with customers' failure to pay their credit card accounts under certain circumstances. Upon the Company's emergence from Chapter 11, the holdback will be reduced to 10%, and thereafter would be eliminated upon the Company's satisfaction of certain financial criteria.

          (3) Liabilities Subject to Compromise
          Under Chapter 11 of the U.S. Bankruptcy Code, certain claims against the Company in existence prior to the filing of petitions for reorganization are stayed while the Company operates as debtors-in-possession. These pre-petition liabilities are expected to be settled as part of the plan of reorganization and are classified in the May 24, 2003 balance sheet as "Liabilities subject to compromise."

          Liabilities subject to compromise consist of the following:

                                                     May 24,
                                                      2003
                                                ----------------
          Debt                                  $      1,252,857
          Trade payables                                 123,703
          Salaries, wages and employee
            benefits                                       9,298
          Other liabilities                               42,924
                                                ----------------
          Total liabilities subject
            to compromise                       $      1,428,782
                                                ================

          Liabilities subject to compromise represent estimates that will change in future periods as a result of reorganization activity and other events that come to management's attention requiring modification to the above estimates. Adjustments may result from negotiations, actions of the bankruptcy court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events. It is anticipated that such adjustments, if any, would be material. Payment terms for these amounts will be established in connection with the bankruptcy case.

          (4) Reorganization Items, net:
          The net expense resulting from the Company's Chapter 11 filings and subsequent reorganization efforts have been segregated from expenses related to ongoing operations in the consolidated Statement of Operations and includes the following for the four weeks ended May 24, 2003:

          Financing fees                        $    2,532
          Professional fees                          4,222
          Severance                                  4,364
          Interest income                              (25)
          Other                                        301
                                                ----------

                                                $   11,394
                                                ==========

                                                                      Schedule 1

                         Spiegel, Inc. and Subsidiaries
                              Debtors-in-Possession
                           Consolidating Balance Sheet
                                  May 24, 2003
                                   (unaudited)
               ($000s omitted, except share and per share amounts)

                                                                                                        Eliminations
ASSETS                                                                    Debtors       Non-Debtors    & Adjustments    Consolidated
                                                                       -------------   ------------   ---------------   ------------
Current assets:
   Cash and cash equivalents                                           $      71,597   $     46,653   $       (45,702)  $    72,548
   Receivables, net                                                           73,775        101,383           (98,254)       76,904
   Inventories                                                               382,912              -                 -       382,912
   Prepaid expenses                                                           60,207          6,248            (2,116)       64,339
   Refundable income taxes                                                     1,185              -                 -         1,185
   Deferred income taxes                                                           -         12,527           (12,527)            -

                                                                       -------------   ------------   ---------------   -----------
        Total current assets                                                 589,676        166,811          (158,599)      597,888
                                                                       -------------   ------------   ---------------   -----------

Investments in and advances to/from affiliates, net                          107,700       (627,594)          519,894             -
Property and equipment, net                                                  283,565          7,823            (7,722)      283,666
Intangible assets, net                                                       135,721              -                 -       135,721
Other assets                                                                  64,170         26,340           (18,550)       71,960
                                                                       -------------   ------------   ---------------   -----------

        Total assets                                                   $   1,180,832   $   (426,620)  $       335,023   $ 1,089,235
                                                                       =============   ============   ===============   ===========

LIABILITIES and STOCKHOLDERS' DEFICIT

Liabilities not subject to compromise
   Current liabilities:
        Accounts payable and accrued liabilities                       $     258,801   $     80,566   $       (70,083)  $   269,284
        Current portion of long-term debt                                     48,000              -                 -        48,000
        Net liabilities of discontinued operations                           110,815              -          (102,080)        8,735

                                                                       -------------   ------------   ---------------   -----------
        Total current liabilities                                            417,616         80,566          (172,163)      326,019
                                                                       -------------   ------------   ---------------   -----------

   Long-term debt, excluding current portion                                       -            100              (100)            -
   Deferred income taxes                                                           -         12,527           (12,527)            -
                                                                       -------------   ------------   ---------------   -----------
        Total liabilities not subject to compromise                          417,616         93,193          (184,790)      326,019
                                                                       -------------   ------------   ---------------   -----------

Liabilities subject to compromise                                          1,428,782              -                 -     1,428,782

        Total liabilities                                                  1,846,398         93,193          (184,790)    1,754,801
                                                                       -------------   ------------   ----------------  -----------

Stockholders' deficit:
   Class A non-voting common stock, $1.00 par value; authorized
        16,000,000 shares; 14,945,144 shares issued
        and outstanding                                                       14,945              -                 -        14,945
     Class B voting common stock, $1.00 par value;
        authorized 121,500,000 shares;
        117,009,869 shares issued and outstanding                            117,010         26,247           (26,247)      117,010
   Additional paid-in capital                                                329,489        255,093          (255,093)      329,489
   Accumulated other comprehensive loss                                      (26,630)             -                 -       (26,630)
   Accumulated deficit                                                    (1,100,380)      (801,153)          801,153    (1,100,380)
                                                                       -------------   ------------   ---------------   -----------
        Total stockholders' deficit                                         (665,566)      (519,813)          519,813      (665,566)
                                                                       -------------   ------------   ---------------   -----------

        Total liabilities and stockholders' deficit                    $   1,180,832   $   (426,620)  $       335,023   $ 1,089,235
                                                                       =============   ============   ===============   ===========

                                                                      Schedule 2

                      Spiegel, Inc. and Debtor Subsidiaries
                               Cash Disbursements
                  For the Period from April 27 to May 24, 2003
                                  (unaudited)
                                 ($000s omitted)

                                      Spiegel         Newport      Spiegel Group        Eddie
                                      Catalog          News        Teleservices         Bauer            DFS         Spiegel Mgmt.
                                    -----------     ----------     --------------     ---------       ---------      --------------
Disbursements

     Refunds to FCNB                        -              -               -                 -               -              -
     Accounts Payable                  (7,600)          (856)            (85)          (29,621)         (5,270)             -
     Merchandise Payments              (6,653)        (6,140)              -            (3,722)              -              -
     Otto Payments                     (1,339)        (2,085)              -           (13,092)              -              -
     Payroll                           (3,435)        (1,802)         (2,388)          (11,845)         (3,083)             -
     Taxes                                  -              -               -            (3,937)              -              -
     Bonus                                  -              -               -                 -               -              -
     Transportation                      (463)          (772)              -              (966)              -              -
     Postage                           (2,322)        (4,258)              -            (1,179)         (1,088)             -
     US Customs                        (1,000)          (614)              -            (1,698)              -              -
     Rent                              (1,025)          (155)           (159)                -               -              -
     Group Insurance                        -              -               -                 -               -              -
     Professional Fees                      -              -               -                 -               -              -
     Pre-Petition Payments                  -              -               -                 -               -              -
     Deposits                               -              -               -                 -               -              -
     Other                                (97)        (3,029)           (197)                -               -         (1,399)
     Debt Interest and Fees                 -              -               -                 -               -              -
                                    ---------       --------       ---------         ---------        --------       --------
                                      (23,934)       (19,711)         (2,829)          (66,060)         (9,441)        (1,399)


                                  Spiegel, Inc.       Total
                                ----------------    ---------

Disbursements

     Refunds to FCNB                        -              -
     Accounts Payable                       -        (43,432)
     Merchandise Payments                   -        (16,515)
     Otto Payments                          -        (16,516)
     Payroll                           (2,325)       (24,878)
     Taxes                                  -         (3,937)
     Bonus                                  -              -
     Transportation                         -         (2,201)
     Postage                                -         (8,847)
     US Customs                             -         (3,312)
     Rent                                   -         (1,339)
     Group Insurance                   (4,173)        (4,173)
     Professional Fees                      -              -
     Pre-Petition Payments                  -              -
     Deposits                               -              -
     Other                             (4,587)        (9,309)
     Debt Interest and Fees            (2,610)        (2,610)
                                 ------------       --------
                                      (13,695)      (137,069)


MEMO:
     The following additional debtor legal entities had cash disbursements during the period and have been aggregated in the above numbers:
        Spiegel Group Teleservices-Canada's portion under Spiegel Group
        Teleservices: (94)
        Eddie Bauer of Canada's portion under Eddie Bauer:  (1,214)
        Gemini Credit Services' portion under Spiegel, Inc.:  (56)

                                                                      Schedule 3

                      Spiegel, Inc. and Debtor Subsidiaries
                             Additional Information
                  For the Period from April 27 to May 24, 2003
                                   (unaudited)
                                 ($000s omitted)

Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld


All wages and salaries paid (GROSS) or incurred:                                     $      23,659


The amount of payroll taxes withheld:

                                  Federal (FIT, FICA, FUTA)                          $       4,684
                                  State (SIT, SUI)                                             693
                                  Local Taxes                                                   84
                                  State Disability (SDI/UC)                                     11




The amount of employer payroll tax contributions incurred:

                                  FICA                                               $       1,679


Gross taxable sales                                                                  $     150,852
Sales tax collected                                                                          5,283
Property taxes                                                                                  69
Any other taxes                                                                                103

Date and amount paid over to each taxing agency for taxes:

                    Date           Federal             State           Local        State Disability
                 ----------      ------------      --------------   -----------    --------------------
                  04/25/2003     $        -        $       1        $       -        $           -
                  04/28/2003          2,028               94                1                    3
                  04/29/2003              -               22               39                    -
                  04/30/2003            298               82                4                    -
                  05/02/2003              -               54                -                    -
                  05/08/2003              -               23                7                    -
                  05/09/2003            337                -                -                    -
                  05/12/2003          1,807               71                1                    4
                  05/13/2003              -               23               34                    -
                  05/14/2003              -               72                -                    -
                  05/15/2003              -               61                2                    -
                  05/20/2003              -               66                -                    -
                  05/22/2003              -                -                1                    -
                  05/23/2003            318                -                -                    -

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